UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2014

Victory Electronic Cigarettes Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11335 Apple Drive, Nunica, Michigan 49448
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (616) 384-3272

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information under Item 5.02 of this Form 8-K is hereby incorporated by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Further to the Form 8-K dated December 19, 2013 which disclosed the entry into the Share Exchange Agreement dated December 15, 2013, as amended (the “Exchange Agreement”), among our company, Vapestick Holdings Limited, a company incorporated under the laws of England and Wales (“Vapestick”), and all of the shareholders of Vapestick (the “Shareholders”), we completed the acquisition of all of the issued and outstanding ordinary shares of Vapestick on January 9, 2014 (the “Closing Date”).

Vapestick owns the VAPESTICK® brand, which is one of Europe’s leading brands for premium electronic cigarettes. Vapestick was founded in 2010 by co-founders Michael Clapper and Michiel Carmel.  With its distinctive black and chrome style designs and signature blue light tips, VAPESTICK® has grown to become one of the most recognized brands in the European market and is sold both online (http://www.vapestick.co.uk) and through thousands of retail outlets across UK and Europe, including Tesco, Costco, Harrods and WHSmith.  The business is a founding member of ECITA (European Electronic Cigarette Industry Trade Association) and has a rapidly expanding celebrity following, including Rolling Stone’s guitarist Ronnie Wood.

Pursuant to the terms of the Exchange Agreement, and on the Closing Date, we acquired all issued and outstanding shares in the capital of Vapestick from the Shareholders any in consideration for (a) an aggregate cash payment of £3,500,000 (approximately $5.74 million), (b) the issuance of 6,516,205 shares of our common stock, and (c) our agreement to issue to the Shareholders, an aggregate number of additional shares of our common stock equal to 10% of all shares of common shares we issue in any subsequent financing, up to gross proceeds of $1,925,000, calculated on a fully diluted basis.

Bluebox Corporate Finance Limited acted as financial advisor to Vapestick and the Shareholders in connection with the transactions contemplated by the Exchange Agreement. The Shareholders paid Bluebox Corporate Finance Limited a commission in cash and shares of our common stock in exchange for its services.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information under Item 2.01 of this Form 8-K is hereby incorporated by reference. Our company issued the 6,516,205 shares of common stock pursuant to the Exchange Agreement.  We did not pay any underwriter discounts or commission in connection with the sale.  The shares were sold to eight non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointments

Pursuant to the terms of the Exchange Agreement, as of the Closing Date we appointed Michael Clapper and Paul Herman as directors of our company, which increased the numbers of our directors from four to six. Messrs. Clapper and Herman were appointed to serve until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Pursuant to the terms of the Exchange Agreement, as of the Closing Date, we appointed Michael Clapper, age 42, as President – International and Michiel Carmel, age 43, as Managing Director – Europe.

Employment Terms

In connection with their respective appointments, we entered into employment term sheets with Messrs. Clapper and Carmel and agreed to pay Messrs. Clapper and Carmel an annual salary of £150,000 and £120,000, respectively. Both employment term sheets also contain the following terms:

●
The employee will be paid a bonus of four times the employee’s salary if the division operated by the employee, which includes Vapestick, records revenue of £20,000,000 for the 12 month period following the Closing Date, and achieves other key performance metrics as defined in January 2014.

●	The employee will be eligible for options pursuant to our stock option plan.
●	The employee shall be entitled to participate in all of our benefit plans made generally available to the employees and senior executives of our company, in accordance with the terms of such plans.
●	The initial term of the agreement is for one year and it automatically renews for an additional year unless either party provides 60 days’ written notice to terminate the agreement.
●
The term sheets contain our standard provisions regarding confidentiality, ownership over intellectual property created by the employee, and a non-competition covenant while the employee is employed with our company and for a period of 12 months thereafter.

●
The parties agree to negotiate and execute a definitive employment agreement, which will contain customary terms and conditions in accordance with all applicable laws and the provisions of the term sheet.

Biography

The following are the biographies of our new officers and directors:

Michael Clapper, President – International and Director

Mr. Clapper has served as the Co-Founder and Executive Chairman of the Vapestick Holdings Limited group of companies from 2010 to 2013, building VAPESTICK® into one of Europe's leading brands for electronic cigarettes.   Mr. Clapper is a regular e-cigarette industry commentator on U.K. radio and television.  He has also served on the board of the European Electronic Cigarette Industry Trade Association (ECITA) since 2011.  In 2009, Mr. Clapper formed Clapper Ventures LLP, a private equity fund with investments in financial services, consumer products and internet marketing companies.  Mr. Clapper has served as Chair of Clapper Ventures LLP since its founding.  From 1991- 2009 Mr. Clapper was the Founder and Chief Executive Officer of Enterprise Group, a U.K.-based company which grew to become one of the U.K.'s largest distributors of mortgages and loans.  In 2007, Enterprise Group was ranked the U.K.'s 31st fastest growing private company by The Sunday Times “Fast Track 100”.  Mr. Clapper was voted “Business Leader of the Year” at the British Mortgage Awards in 2008.

Michiel Carmel, Managing Director - International

Mr. Carmel has served as the Co-Founder and Managing Director of the Vapestick Holdings Limited group of companies from 2010 to 2013, building VAPESTICK® into one of Europe's leading brands for electronic cigarettes.   In 2009 Mr. Carmel launched ‘CraveAway’, one of the U.K.’s first electronic cigarette companies.  In 2010, Mr. Carmel, co founded the European Electronic Cigarette Industry Trade association (ECITA), which has grown to become the largest electronic cigarette trade association in Europe.  Previously, Mr. Carmel has over 15 years experience importing and distributing products in the U.K.

Paul Herman, Director

Mr. Herman is the Chief Executive Officer of Bluebox Corporate Finance Limited, a boutique investment banking firm that he co-founded in 2012.  From 2000 to 2012 Mr. Herman was a partner with Cavendish Corporate Finance LLP, one of the U.K.’s leading independent firms advising on sell side M&A for mid-market companies, ultimately rising to be one of the Senior Partners of the firm and serving on the Executive Committee.  While at Cavendish Corporate Finance LLP, Mr. Herman advised on the sale of dozens of businesses across a variety of industries.  From 1997 to 2000 Mr. Herman was Associate Director on the private equity team of Nikko Europe, the Japanese Securities House with a focus on originating and executing debt-driven private equity transactions. From 1994 to 1997 Mr. Herman was a chartered accountant with PriceWaterhouseCoopers.  Mr. Herman received his B.S. degree in Computer Science and Accounting from Manchester University.

Family Relationships

There are no family relationships among our directors or officers.

Certain Related Transactions and Relationships

Other than the transactions contemplated by the Exchange Agreement, since the beginning of our fiscal year ended December 31, 2013, we have not been a party to any transaction, proposed transaction, or series of transactions in which Messrs. Clapper, Carmel, or Herman or any member of the immediate family of Messrs. Clapper, Carmel, or Herman has had or will have a direct or indirect material interest.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements

Financial statements of Vapestick required by Item 9.01(a) of Form 8-K are not being included with this filing, but are intended to be filed by amendment no later than 71 calendar days from the date of the filing of this current report on Form 8-K.

(b)           Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K are not being included with this filing, but are intended to be filed by amendment no later than 71 calendar days from the date of the filing of this current report on Form 8-K.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated January 15, 2014 regarding the acquisition of Vapestick Holdings Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ELECTRONIC CIGARETTES CORPORATION

Date: January 15, 2014	By:	“Robert Hartford”
Robert Hartford
Chief Financial Officer